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                                                                  Exhibit 23 (b)
                                                                  --------------


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Huntington Bancshares Incorporated Employee Stock Incentive Plan and to the incorporation by reference therein of our report dated January 18, 2001, with respect to the consolidated financial statements of Huntington Bancshares Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP


Columbus, Ohio
December 13, 2001